SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2002

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

000-32929 Commission File Number	77-0291941 (I.R.S. Employer Identification Number)

1020 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-1800

Item 2. Acquisition of Assets

                On August 30, 2002, the Company completed the acquisition of ATMOS Corporation.  Additional information under this item is set forth in the press release issued by the Company on September 3, 2002, a copy of which is attached as an exhibit.

Item 7. Financial Statements and Exhibits

                                                                        (a)   Financial statements of the business acquired:

Any required financial statements or other financial information for the business to be acquired will be filed by amendment within 60 days after the date that this report must be filed.

                                                                        (b)   Pro forma financial information:

The required pro forma financial information will be filed by amendment within 60 days after the date that this report must be filed.

                                                                        (c)   Exhibits:

99.1.        September 3, 2002 press release announcing the acquisition of ATMOS Corporation.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.

By:	/s/ MARK VOLL
Name: Mark Voll
Title: Vice President and CFO

September 10, 2002